EXHIBIT 99.1

    Digital Recorders, Inc. Announces Filing of Partial Form 10-K; Portions of Form 10-K to be Filed by Amendment Following Short Delay

    DALLAS--(BUSINESS WIRE)--March 30, 2004--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that it has filed its Form 10-K for the fiscal year ended Dec. 31, 2003, excluding its audited financial statements and other related information. The Company also has filed a Form 12b-25 with the Securities and Exchange Commission, requesting a 15-day extension of the March 30, 2004 deadline for filing the remaining portions of its Form 10-K.
    "The Company is in the process of finalizing a reformation of the terms and conditions of a recently completed equity financing transaction. The revisions that will be made to the terms of the equity security and related documents create certain complex accounting questions that have not yet been resolved, and the resolution of those questions will have a material effect on the Company's financial statements for the fiscal year ended Dec. 31, 2003, and related disclosures in the Form 10-K. The Company currently is evaluating those questions and consulting with its independent auditors, concurrently with its negotiation of the final terms of the reformation documents. Management's concentration on this complex matter has further affected the timely completion of certain other aspects of the Form 10-K. As a result, financial statements and disclosures have not been finalized. Primarily due to these reasons taken together, the Company's independent auditors have been unable to complete their audit and issue their auditor's report related to those financial statements. Management anticipates that the Company will file an amendment to its Form 10-K on or before April 14, 2004, to include the portions of the Form 10-K that are not filed by the prescribed due date," David L. Turney, Chairman, CEO and President said.
    The Company anticipates that it will execute final documentation relating to the reformation of the terms and conditions of the equity financing in the next several business days. It will issue another news release at that time.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle monitoring systems -- enhance public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing the Company's business plan, and the impact on the Company of its relationships with its lenders and creditors. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and the risks associated with our business.

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com